SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2005

ARBIOS SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-32603 (Commission File Number)	91-1955323 (I.R.S. Employer Identification No.)

8797 Beverly Blvd., Suite 206 Los Angeles, California (Address of Principal Executive Offices)	90048 (Zip Code)

(310) 657-4898
(Registrant’s Telephone Number, Including Area Code)

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

See the discussion under Item 3.02, below, which is incorporated herein by reference.

ITEM 3.02 Unregistered Sales of Equity Securities.

Sale of Shares and Warrants

On January 11, 2005, Arbios Systems, Inc. (“Arbios”) entered into a Purchase Agreement with 16 institutional investors, two U.S. accredited persons, and four foreign accredited persons (collectively, the “Investors”), pursuant to which Arbios sold and issued to the Investors 2,991,812 shares of Arbios common stock (the “Shares”) and warrants to purchase 1,495,906 shares of Arbios common stock (the “Warrants”). The aggregate purchase price of the securities sold in the private placement was $6,611,905.65.

The Shares were sold at a price of $2.21 per share. The Warrants are exercisable at an initial cash exercise price of $2.90 per share (subject to adjustment), and expire on January 11, 2010. If at any time after one year from the date of issuance of the Warrants there is no effective registration statement filed with the Securities and Exchange Commission (the “SEC”) relating to the shares issuable upon exercise of the Warrants (the “Warrant Shares”), then commencing after one year from the date of issuance, the Warrants may also be exercised by cashless exercise pursuant to a formula set forth in the Warrants.

Registration Rights

In connection with the sale and issuance of the Shares and Warrants, Arbios and the Investors entered into a Registration Rights Agreement, dated January 11, 2005, pursuant to which Arbios agreed to prepare and file, no later than the 30th day immediately following the closing date, a registration statement with the SEC covering the resale of the Shares and the Warrant Shares. Arbios is required to use commercially reasonable efforts to have such registration statement declared effective by the SEC as soon as practicable. If the registration statement is not declared effective within 90 days of the closing date under the Purchase Agreement (or 120 days if the registration statement is subjected to a full review by the SEC), Arbios shall be subject to the payment of specified liquidated damages to the Investors as set forth in the Registration Rights Agreement. Arbios may also be required, under certain circumstances, to pay the Investors specified liquidated damages if it is unable to maintain the effectiveness of the registration statement.

Placement Agent’s Fees

Arbios retained Rodman & Renshaw to act as its placement agent and paid Rodman & Renshaw a cash fee of $252,833 at the closing and issued to Rodman & Renshaw warrants to purchase 114,404 shares of Arbios common stock. The warrants issued to Rodman & Renshaw have the same terms and conditions as the Warrants. In addition, Arbios agreed to pay up to $30,000 of legal fees incurred by the Investors and to reimburse Rodman & Renshaw for its out-of-pocket expenses.

Exemption from Registration

The sale of Shares and Warrants to the Investors was not registered under the Securities Act of 1933, as amended (the “Act”), and the Shares and Warrants were issued and sold in reliance upon the exemption from registration contained in Section 4(2) of the Act and Regulation D promulgated thereunder. The Shares, the Warrants and the Warrant Shares may not be offered or sold in the United States in the absence of an effective registration statement, or exemption from the registration requirements, under the Act.

2

Copies of the Agreements

Copies of the definitive agreements relating to the sale and issuance of the Shares and the Warrants are filed herewith as Exhibits 4.1, 10.1 and 10.2. The summary of terms set forth above is qualified by reference to such exhibits.

Press Release

On January 12, 2005, Arbios issued a press release announcing the consummation of the sale and issuance of the Shares and the Warrants. A copy of the press release is filed herewith as Exhibit 99.1.

ITEM 9.01 Financial Statements and Exhibits

(c) Exhibits.

There are filed as part of this report the exhibits listed on the accompanying Index to Exhibits, which is incorporated herein by reference.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ARBIOS SYSTEMS, INC.

	By:	/s/ JACEK ROZGA
Jacek Rozga
President and Chief Executive Officer
Dated: January 13, 2005

4

Index to Exhibits

Exhibit No.	Description

4.1	Form of Warrant to Purchase Common Stock of Arbios Systems, Inc.
10.1	Form of Purchase Agreement, dated as of January 11, 2005, by and among Arbios Systems, Inc. and the Investors named therein.
10.2	Form of Registration Rights Agreement, dated as of January 11, 2005, by and among Arbios Systems, Inc. and the Investors named therein.
99.1	Press Release issued by Arbios Systems, Inc. on January 12, 2005.

Index - Page 1